Exhibit 99.1

CohBar Completes Sale of $20 Million Under Controlled Equity Offering

Menlo Park, California – June 27, 2018 – CohBar, Inc. (NASDAQ: CWBR), an innovative biotechnology company developing mitochondria based therapeutics (MBTs) to treat age-related diseases, today announced that it has completed sales of approximately 2,187,000 shares of its common stock at an average price of $9.14 per share under its previously announced Controlled Equity Offering program, which is now concluded. The company received aggregate gross proceeds of approximately $20 million, before deducting commissions and other estimated offering expenses totaling approximately $0.7 million. Sales were completed pursuant to the Controlled Equity Offering Sales Agreement entered into with Cantor Fitzgerald & Co. as sales agent and announced on June 12, 2018. Shares of common stock sold under the program were offered under CohBar’s existing shelf registration statement on Form S-3, which was declared effective on December 1, 2017.

“Our addition to the Russell 2000 Index this month offered a unique opportunity to raise additional funds, at minimal expense and favorable equity cost, to further support our upcoming lead clinical program for NASH and obesity, as well as to increase our investment in our large portfolio of earlier stage mitochondrial peptides,” said Jeff Biunno, CohBar CFO. “We believe that this additional funding will increase our options for our lead clinical program as it progresses, while enabling a more comprehensive evaluation and identification of our early stage peptides for therapeutic potential and future clinical opportunities.”

About CohBar

CohBar is an innovative biotechnology company focused on the research and development of mitochondria based therapeutics (MBTs), an emerging class of drugs for the treatment of age-related diseases. MBTs originate from the discovery by CohBar’s founders of a novel group of peptides within the mitochondrial genome which regulate metabolism and cell death, and whose biological activity declines with age. CohBar’s efforts focus on the development of these mitochondrial-derived peptides (MDPs) into clinically relevant MBTs that offer the potential to address a broad range of age-related diseases with underlying metabolic dysfunction, including nonalcoholic steatohepatitis (NASH), obesity, Type 2 diabetes, cancer, and cardiovascular and neurodegenerative diseases. To date, the company and its founders have discovered more than 100 MDPs. For additional company information, please visit www.cohbar.com.

Forward-Looking Statements

This news release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include CohBar’s anticipated use of the proceeds from the sale of common stock described herein, plans and expectations for its lead candidate program, plans regarding our portfolio of early stage peptides, and statements regarding the therapeutic potential of these and other mitochondria based therapeutics. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by CohBar. These include the risk that our management will choose to use the proceeds in a manner differently than described herein, and the other assumptions, risks and uncertainties described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com.

You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Investor and Media Contact:

Jeff Biunno, CFO

CohBar, Inc.

(650) 446-7888

jeff.biunno@cohbar.com